Exhibit 99.1

NYSE:BLD

The leading purchaser, installer and distributor of insulation products to the U.S. construction industry

TopBuild Reports Strong Second Quarter 2018 Results

$0.76 Income Per Diluted Share

$1.03 Income Per Diluted Share on an Adjusted Basis

Completed Acquisition of USI on May 1

~$410 million of expected annual incremental revenue from companies acquired in 2018

Second Quarter Financial Highlights

(unless otherwise indicated, comparisons are to the quarter ended June 30, 2017)

✓   Net sales increased 27.7% to $606.0 million, primarily driven by acquisitions, sales volume growth and increased selling prices in both operating segments.  Of the 27.7% revenue growth, same branch contributed 10.5%.

 “We had another strong quarter with sales benefitting from the continued growth in residential and commercial construction. Our team remains focused on profitable growth which includes successfully managing the multiple supplier cost increases announced this year.

“As a result of the USI acquisition, our national footprint is even stronger, particularly in many of the fastest growing markets.  With over 10,000 employees, including almost 7,000 installers, we are well-positioned to take advantage of  the continued strength in residential new construction.”

JERRY VOLAS, CEO, TOPBUILD

✓ Gross margin, impacted by higher material cost, declined 70 basis points to 23.9%. On an adjusted basis, gross margin declined 60 basis points to 24.0%.
✓ Operating profit was $43.7 million, compared to operating profit of $40.8 million. On an adjusted basis, operating profit was $57.8 million, compared to $42.2 million, a 37.0% improvement.
✓ Operating margin was 7.2%, down 140 basis points. Adjusted operating margin improved 60 basis points to 9.5%.

✓   Adjusted EBITDA was $70.6 million, compared to $48.2 million, a 46.4% increase, and adjusted EBITDA margin improved 140 basis points to 11.6%.  Incremental EBITDA margin was 17.0%.   On a same branch basis, adjusted EBITDA was $59.9 million, a 31.4% increase, and incremental EBITDA margin was 23.6%.

✓   Net income was $27.2 million, or $0.76 per diluted share, compared to $23.5 million, or $0.63 per diluted share. Adjusted income was $36.9 million, or $1.03 per diluted share, compared to $25.0 million, or $0.67 per diluted share.

✓ The five acquisitions completed over the past 12 months contributed $81.9 million of revenue. Incremental EBITDA related to acquisitions was 13.0%.
✓ At June 30, 2018, the Company had cash and cash equivalents of $65.7 million and availability under its revolving credit facility of $190.7 million for total liquidity of $256.4 million.

Six Month Financial Highlights

(unless otherwise indicated, comparisons are to six months ended June 30, 2017)

✓ Net sales increased 19.8% to $1,097.4 million. On a same branch basis, revenue increased 12.1% to $994.9 million.
✓ On both a reported and adjusted basis, gross margin declined 50 basis points to 23.3%.
✓ Operating profit was $77.6 million, compared to operating profit of $37.3 million. On an adjusted basis, operating profit was $96.0 million, compared to $70.8 million, a 35.6% improvement.
✓ Operating margin was 7.1%. On an adjusted basis, operating margin improved 100 basis points to 8.7%.

✓   Net income was $53.5 million, or $1.49 per diluted share, compared to $21.7 million, or $0.58 per diluted share.  Adjusted income was $63.1 million, or $1.76 per diluted share, compared to $42.0 million, or $1.12 per diluted share.

✓   Adjusted EBITDA was $116.6 million, compared to $82.1 million, a 42.0% increase.  Adjusted EBITDA margin was 10.6%, a 160-basis point improvement, and incremental EBITDA margin was 19.0%.  On a same branch basis, adjusted EBITDA grew 32.4% to $104.7 million and incremental EBITDA margin was 28.6%.

Operating Segment Highlights ($ in 000s)

(comparisons are to the period ended June 30, 2017)

Capital Allocation

Acquisitions

In the second quarter, the Company acquired USI, a leading provider of insulation installation and distribution services to the residential and commercial construction markets, for a purchase price of $475 million.  The transaction was financed with proceeds from a $400 million 5.625% Senior Notes offering which closed on April 25th and a $100 million delayed-draw term loan that was available under the Company’s existing secured credit facility.

Year-to-date, the Company has closed three acquisitions which, combined, are expected to generate approximately $410 million of incremental annual revenue.

“The integration of USI is proceeding very well and their operating performance was consistent with our initial expectations.  Our team is focused on making the transition as seamless as possible for our customers, employees and suppliers.  We continue to expect at least $15 million in cost saving synergies and have begun exploring cross selling opportunities.

“Acquisitions remain our number one capital allocation priority and we continue to look for opportunities that will enhance our customer value proposition, market share and earnings growth.”

JERRY VOLAS, CEO, TOPBUILD

2018 Revenue and Adjusted EBITDA Outlook

Assumptions:

•	2018 housing starts between 1.260k and 1.280k
•	Eight months of revenue from USI with $2M to $4M of cost savings synergies
•	$75 million of incremental revenue for every 50,000 increase in new housing starts

This outlook reflects management’s current view of present and future market conditions and is based on assumptions such as housing starts, general and administrative expenses, weighted average diluted shares outstanding and interest rates.  This outlook does not include any effects related to potential acquisitions or divestitures that may occur after the date of this press release.  Factors that could cause actual 2018 results to differ materially from TopBuild’s current expectations are discussed below and are also detailed in the Company’s 2017 Annual Report on Form 10-K and subsequent SEC reports.

Additional Information

Quarterly supplemental materials, including a presentation that will be referenced on today’s conference call, are available on the “Investors” section of the Company’s website at www.topbuild.com.

Conference Call

A conference call to discuss second quarter 2018 financial results is scheduled for today, Tuesday, August 7, at 9:00 a.m. Eastern Time.  The call may be accessed by dialing (800) 920-2997.  The conference call will be webcast simultaneously on the “Investors” section of the Company’s website at www.topbuild.com.

About TopBuild

TopBuild Corp., headquartered in Daytona Beach, Florida, is the leading purchaser, installer and distributor of insulation products to the U.S. construction industry. We provide insulation services nationwide through TruTeam®, which has over 205 branches, and through Service Partners® which distributes insulation from over 75 branches.  We leverage our national footprint to gain economies of scale while capitalizing on our local market presence to forge strong relationships with our customers.  To learn more about TopBuild please visit our website at www.topbuild.com.

Use of Non-GAAP Financial Measures

EBITDA, incremental EBITDA margin, the “adjusted” financial measures presented above, and figures presented on a “same branch basis” are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).  The Company believes that these non-GAAP financial measures, which are used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods.   We define same branch sales as sales from branches in operation for at least 12 full calendar months.  Such non-GAAP financial measures are reconciled to their closest GAAP financial measures in tables contained in this press release.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under GAAP.  Additional information may be found in the Company’s filings with the Securities and Exchange Commission which are available on TopBuild’s website under “Investors” at www.topbuild.com.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act.  These forward-looking statements may address, among other things, our expected financial and operational results and the related assumptions underlying our expected results.  These forward-looking statements are distinguished by use of words such as “will,” “would,” “anticipate,” “expect,” “believe,” “designed,” “plan” or “intend,” the negative of these terms, and similar references to future periods.  These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements.  Our forward-looking statements contained herein speak only as of the date of this press release.  Factors or events that we cannot predict, including those described in the risk factors contained in our filings with the Securities and Exchange Commission, may cause our actual results to differ from those expressed in forward-looking statements.  Although TopBuild believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be achieved and it undertakes no obligation to update publicly any forward-looking statements as a result of new information, future events, or otherwise, except as required by applicable law.

Investor Relations and Media Contact

Tabitha Zane

tabitha.zane@topbuild.com
386‑763‑8801

(tables follow)

TopBuild Corp.

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per common share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net sales	$605,969	$474,458	$1,097,412	$915,821
Cost of sales	460,928	357,849	841,353	697,584
Gross profit	145,041	116,609	256,059	218,237

Selling, general, and administrative expense (exclusive of significant legal settlement, shown separately below)	101,360	75,813	178,486	150,904
Significant legal settlement	—	—	—	30,000
Operating profit	43,681	40,796	77,573	37,333

Other income (expense), net:
Interest expense	(7,322)	(1,918)	(9,645)	(3,288)
Loss on extinguishment of debt	—	(1,086)	—	(1,086)
Other, net	82	105	115	212
Other expense, net	(7,240)	(2,899)	(9,530)	(4,162)
Income before income taxes	36,441	37,897	68,043	33,171

Income tax expense	(9,288)	(14,437)	(14,503)	(11,422)
Net income	$27,153	$23,460	$53,540	$21,749

Income per common share:
Basic	$0.77	$0.64	$1.53	$0.59
Diluted	$0.76	$0.63	$1.49	$0.58

Weighted average shares outstanding:
Basic	35,102,429	36,488,222	35,081,292	36,803,979
Diluted	35,837,102	37,191,299	35,828,290	37,404,193

TopBuild Corp.

Condensed Consolidated Balance Sheets and Other Financial Data (Unaudited)

(dollars in thousands)

	As of
	June 30,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$65,737	$56,521
Receivables, net of an allowance for doubtful accounts of $3,303 and $3,673 at June 30, 2018, and December 31, 2017, respectively	396,220	308,508
Inventories, net	158,495	131,342
Prepaid expenses and other current assets	23,929	15,221
Total current assets	644,381	511,592

Property and equipment, net	159,265	107,121
Goodwill	1,362,861	1,077,186
Other intangible assets, net	210,345	33,243
Deferred tax assets, net	17,634	18,129
Other assets	6,130	2,278
Total assets	$2,400,616	$1,749,549

LIABILITIES
Current liabilities:
Accounts payable	$283,708	$263,814
Current portion of long-term debt - term loan	17,500	12,500
Current portion of long-term debt - equipment notes	2,800	—
Accrued liabilities	108,951	75,087
Total current liabilities	412,959	351,401

Long-term debt - term loan	315,926	229,387
Long-term debt - equipment notes	11,734	—
Long-term debt - senior notes	393,666	—
Deferred tax liabilities, net	168,590	132,840
Long-term portion of insurance reserves	43,925	36,160
Other liabilities	2,891	3,242
Total liabilities	1,349,691	753,030

EQUITY	1,050,925	996,519
Total liabilities and equity	$2,400,616	$1,749,549

	As of June 30,
	2018	2017
Other Financial Data
Receivable days †	45	45
Inventory days †	31	29
Accounts payable days †	66	83
Receivables, net plus inventories, net less accounts payable †	$271,007	$165,965
Receivables, net plus inventories, net less accounts payable as a percent of sales (TTM)‡	11.1%	8.8%

† Adjusted for remaining acquisition day one balance sheet items ‡ Last 12 months sales have been adjusted for the pro forma effect of acquired branches

TopBuild Corp.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(dollars in thousands)

	Six Months Ended June 30,
	2018	2017
Net Cash Provided by (Used in) Operating Activities:
Net income	$53,540	$21,749
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,185	6,835
Share-based compensation	5,397	5,101
Loss on extinguishment of debt	—	1,086
Loss on sale or abandonment of property and equipment	487	285
Amortization of debt issuance costs	422	186
Change in fair value of contingent consideration	123	—
Provision for bad debt expense	1,672	1,750
Loss from inventory obsolescence	928	826
Deferred income taxes, net	375	—
Change in certain assets and liabilities
Receivables, net	(22,382)	(25,123)
Inventories, net	(11,517)	5,908
Prepaid expenses and other current assets	(5,363)	7
Accounts payable	220	(3,124)
Accrued liabilities	2,901	9,787
Other, net	(595)	398
Net cash provided by operating activities	41,393	25,671

Cash Flows Provided by (Used in) Investing Activities:
Purchases of property and equipment	(27,521)	(8,571)
Acquisition of businesses, net of cash acquired of $15,756 in 2018	(499,050)	(83,932)
Proceeds from sale of property and equipment	427	126
Other, net	23	147
Net cash used in investing activities	(526,121)	(92,230)

Cash Flows Provided by (Used in) Financing Activities:
Proceeds from issuance of Senior Notes	400,000	—
Proceeds from issuance of term loan	100,000	250,000
Repayments of term loan	(7,500)	(180,000)
Proceeds from equipment notes	15,066	—
Repayments of equipment notes	(533)	—
Proceeds from revolving credit facility	90,000	—
Repayment of revolving credit facility	(90,000)	—
Payment of debt issuance costs	(7,717)	(2,150)
Taxes withheld and paid on employees' equity awards	(4,531)	(2,147)
Repurchase of shares of common stock	—	(39,286)
Payment of contingent consideration	(841)	—
Net cash provided by financing activities	493,944	26,417

Cash and Cash Equivalents
Increase (decrease) for the period	9,216	(40,142)
Beginning of year	56,521	134,375
End of period	$65,737	$94,233

Supplemental disclosure of noncash investing activities:
Accruals for property and equipment	$864	$655

TopBuild Corp.

Segment Data (Unaudited)

(dollars in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017	Change	2018	2017	Change
Installation
Sales	$429,423	$320,984	33.8%	$758,817	$611,870	24.0%

Operating profit, as reported	$49,635	$35,086		$78,965	$26,123
Operating margin, as reported	11.6%	10.9%		10.4%	4.3%

Significant legal settlement	—	—		—	30,000
Rationalization charges	236	171		453	582
Operating profit, as adjusted	$49,871	$35,257		$79,418	$56,705
Operating margin, as adjusted	11.6%	11.0%		10.5%	9.3%

Distribution
Sales	$205,621	$175,062	17.5%	$393,387	$345,306	13.9%

Operating profit, as reported	$20,009	$17,022		$37,912	$32,506
Operating margin, as reported	9.7%	9.7%		9.6%	9.4%

Rationalization charges	—	17		25	17
Operating profit, as adjusted	$20,009	$17,039		$37,937	$32,523
Operating margin, as adjusted	9.7%	9.7%		9.6%	9.4%

Total
Sales before eliminations	$635,044	$496,046		$1,152,204	$957,176
Intercompany eliminations	(29,075)	(21,588)		(54,792)	(41,355)
Net sales after eliminations	$605,969	$474,458	27.7%	$1,097,412	$915,821	19.8%

Operating profit, as reported - segment	$69,644	$52,108		$116,877	$58,629
General corporate expense, net	(20,686)	(7,632)		(29,579)	(14,316)
Intercompany eliminations and other adjustments	(5,277)	(3,680)		(9,725)	(6,980)
Operating profit, as reported	$43,681	$40,796		$77,573	$37,333
Operating margin, as reported	7.2%	8.6%		7.1%	4.1%

Significant legal settlement	—	—		—	30,000
Rationalization charges †	4,341	1,258		5,138	2,995
Acquisition related costs	9,799	145		13,281	437
Operating profit, as adjusted	$57,821	$42,199		$95,992	$70,765
Operating margin, as adjusted	9.5%	8.9%		8.7%	7.7%

Share-based compensation ‡	2,995	2,403		5,397	4,487
Depreciation and amortization	9,743	3,605		15,185	6,835
EBITDA, as adjusted	$70,559	$48,207		$116,574	$82,087
EBITDA margin, as adjusted	11.6%	10.2%		10.6%	9.0%

Sales change period over period	131,511			181,591
EBITDA, as adjusted, change period over period	22,352			34,487
EBITDA, as adjusted, as percentage of sales change	17.0%			19.0%

† Rationalization charges include corporate level adjustments as well as segment operating adjustments.

‡ Amounts for the three and six month periods ending June 30, 2017, exclude $0.6 million of share-based compensation included in the line item, rationalization charges.

TopBuild Corp.

Non-GAAP Reconciliations (Unaudited)

(in thousands, except share and per common share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Gross Profit and Operating Profit Reconciliations

Net sales	$605,969	$474,458	$1,097,412	$915,821

Gross profit, as reported	$145,041	$116,609	$256,059	$218,237

Rationalization charges	155	—	155	—
Gross profit, as adjusted	$145,196	$116,609	$256,214	$218,237

Gross margin, as reported	23.9%	24.6%	23.3%	23.8%
Gross margin, as adjusted	24.0%	24.6%	23.3%	23.8%

Operating profit, as reported	$43,681	$40,796	$77,573	$37,333

Significant legal settlement	—	—	—	30,000
Rationalization charges	4,341	1,258	5,138	2,995
Acquisition related costs	9,799	145	13,281	437
Operating profit, as adjusted	$57,821	$42,199	$95,992	$70,765

Operating margin, as reported	7.2%	8.6%	7.1%	4.1%
Operating margin, as adjusted	9.5%	8.9%	8.7%	7.7%

Income Per Common Share Reconciliation

Income before income taxes, as reported	$36,441	$37,897	$68,043	$33,171

Significant legal settlement	—	—	—	30,000
Rationalization charges	4,341	1,258	5,138	2,995
Acquisition related costs	9,799	145	13,281	437
Loss on extinguishment of debt	—	1,086	—	1,086
Income before income taxes, as adjusted	50,581	40,386	86,462	67,689

Tax rate at 27% and 38% for 2018 and 2017, respectively	(13,657)	(15,347)	(23,345)	(25,722)
Income, as adjusted	$36,924	$25,039	$63,117	$41,967

Income per common share, as adjusted	$1.03	$0.67	$1.76	$1.12

Weighted average diluted common shares outstanding	35,837,102	37,191,299	35,828,290	37,404,193

TopBuild Corp.

Same Branch Net Sales and Adjusted EBITDA (Unaudited)

(dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net sales
Same branch	$524,067	$453,648	$994,942	$887,425
Acquired	81,902	20,810	102,470	28,396
Total	$605,969	$474,458	$1,097,412	$915,821

EBITDA, as adjusted
Same branch	$59,933	$45,599	$104,690	$79,050
Acquired	10,626	2,608	11,884	3,037
Total	$70,559	$48,207	$116,574	$82,087

Change in total EBITDA, as adjusted, as percentage of total sales change	17.0%	36.5%	19.0%	34.6%

Change in same branch EBITDA, as adjusted, as percentage of same branch sales change	20.4%	59.1%	23.8%	50.8%
Change in acquired EBITDA, as adjusted, as percentage of acquired sales change	13.1%	12.5%	11.9%	10.7%

Same branch change in EBITDA, as adjusted, and total prior year EBITDA (inclusive of prior year acquired EBITDA), as adjusted, as a percentage of the change in current period same branch sales and total prior year sales (inclusive of prior year acquired sales)	23.6%	59.1%	28.6%	50.8%
Acquired EBITDA, as adjusted, as a percentage of acquired sales	13.0%	12.5%	11.6%	10.7%

TopBuild Corp.

Reconciliation of EBITDA to Net Income (Unaudited)

(dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income, as reported	$27,153	$23,460	$53,540	$21,749
Adjustments to arrive at EBITDA, as adjusted:
Interest expense and other, net	7,240	1,813	9,530	3,076
Income tax expense	9,288	14,437	14,503	11,422
Depreciation and amortization	9,743	3,605	15,185	6,835
Share-based compensation †	2,995	2,403	5,397	4,487
Significant legal settlement	—	—	—	30,000
Rationalization charges	4,341	1,258	5,138	2,995
Loss on extinguishment of debt	—	1,086	—	1,086
Acquisition related costs	9,799	145	13,281	437
EBITDA, as adjusted	$70,559	$48,207	$116,574	$82,087

† Amounts for the three and six month periods ending June 30, 2017, exclude $0.6 million of share-based compensation included in the line item, rationalization charges.

TopBuild Corp.

2018 Estimated Adjusted EBITDA Range (Unaudited)

(dollars in millions)

	Twelve Months Ending December 31, 2018
	Low	High
Estimated net income	$117.7	$134.7
Adjustments to arrive at estimated EBITDA, as adjusted:
Interest expense and other, net	29.7	28.1
Income tax expense	43.5	49.9
Depreciation and amortization	39.5	36.3
Share-based compensation	12.8	11.7
Rationalization charges	11.5	9.5
Acquisition related costs	14.3	13.8
Estimated EBITDA, as adjusted	$269.0	$284.0